SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CENTRA SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTRA SOFTWARE, INC.

430 Bedford Street

Lexington, Massachusetts 02420

(781) 861-7000

Notice of Annual Meeting of Stockholders

May 27, 2004

Centra Software, Inc. hereby gives notice that its annual meeting of stockholders will be held at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts 02210, on Thursday, May 27, 2004, beginning at 11:00 a.m. local time, for the following purposes:

1. To elect two Class II directors.

2. To consider and act upon a proposal to amend the Company’s 1999 Stock Incentive Plan to increase the number of shares of the Company’s common stock available for issuance under the plan by 800,000, to 7,900,000 shares.

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.

4. To transact any further business that may properly come before the annual meeting or any adjournment.

The board of directors has fixed the close of business on April 2, 2004, as the record date for the determination of Centra stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment of the annual meeting. Only stockholders of record on such date are entitled to receive notice of, and to vote at, the annual meeting or any adjournment.

By Order of the board of directors,

Stephen A. Johnson

Chief Financial Officer, Treasurer and Secretary

Lexington, Massachusetts

April 29, 2004

YOUR VOTE IS IMPORTANT Please sign and return the enclosed proxy, whether or not you plan to attend the meeting.

CENTRA SOFTWARE, INC.

430 Bedford Street

Lexington, Massachusetts 02420

(781) 861-7000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 27, 2004

This proxy statement relates to the annual meeting of stockholders of Centra Software, Inc. We are mailing the proxy statement and the enclosed form of proxy to stockholders on or about April 29, 2004. The board of directors is soliciting proxies to be used at the annual meeting and any adjournments of the meeting. The annual meeting will be held at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts 02210 on Thursday, May 27, 2004, beginning at 11:00 a.m. local time. If you are unable to attend the meeting in person, you may participate in the meeting remotely. Instructions on how to participate in the online meeting are set forth in this proxy statement. You cannot record your vote at the online meeting.

When proxies are returned properly executed, the persons named in the proxies will vote the shares represented in accordance with the stockholders’ directions. We encourage stockholders to vote on each matter to be considered. However, if a stockholder has specified no choice in a properly executed proxy, the persons named as proxies will vote the shares as recommended by management.

A stockholder of record may revoke his or her proxy at any time before it has been exercised by:

•	providing us with a later dated proxy;

•	notifying Centra’s Secretary in writing at the following address: Centra Software, Inc., 430 Bedford Street, Lexington, Massachusetts 02420, Attn: Secretary; or

•	attending the annual meeting and voting in person.

We have fixed the close of business on April 2, 2004 as the record date for the annual meeting and any adjournment of the annual meeting. Only stockholders of record on the record date are entitled to receive notice of, and to vote at, the annual meeting or any adjournment. At the close of business on the record date, there were issued and outstanding 27,231,397 shares of common stock, each of which is entitled to cast one vote.

QUORUM AND TABULATION OF VOTES

Our by-laws provide that a quorum for the annual meeting will be a majority in interest of the shares of common stock issued and outstanding and entitled to vote at the annual meeting. We will treat shares of common stock represented by a properly signed and returned proxy as present at the annual meeting for the purpose of determining a quorum. In general, votes withheld from any nominee for election as a director, abstentions and “broker non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A “broker non-vote” occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of the other proposal, the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. The proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the meeting, by giving to the Secretary a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the annual meeting and voting in person.

A plurality of the votes properly cast at the annual meeting will elect each director. Abstentions and votes withheld from director-nominees will not be included in calculating the number of votes cast and accordingly will not affect the outcome of the vote.

The persons named in the proxies will vote the shares FOR election of each nominee as a director if no specification is made.

If a quorum is present, Proposal No. 2, to approve the amendment of the 1999 Stock Incentive Plan, requires a majority of the shares present (in person or by proxy) and entitled to vote at the meeting. Nasdaq Stock Market rules require stockholder approval of the amendment to the 1999 Stock Incentive Plan. Also, the stockholders must approve the amendment in order for stock options and other stock-based awards relating to shares issuable under the plan to qualify for favorable tax treatment under the Internal Revenue Code. Abstentions with respect to this proposal will count as being present and represented and entitled to vote, and will therefore have the effect of a vote against the proposal. Broker non-votes will not be included in calculating the number of votes cast on these proposals.

Appointment of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the audit committee has recommended that the board of directors submit this matter to the stockholders as a matter of good corporate practice, which the board of directors is doing. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

We know of no other matter to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies we receive will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

American Stock Transfer & Trust Company, our transfer agent, will tabulate votes at the annual meeting.

You can participate in the meeting remotely via Centra session. For more information on participating remotely, visit www.centra.com/annualmeeting. Before joining the online meeting, click on the link to perform a system check. You will not be able to vote while participating in the meeting remotely, and merely participating in the meeting via Centra session without having returned a valid proxy will not be considered present for quorum purposes.

PROPOSAL ONE—ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each of the directors serves a three-year term with one class of directors being elected by our stockholders at each annual meeting.

At the annual meeting, two Class II directors will be elected to serve until the 2007 annual meeting and until such directors’ successors are duly elected and qualified, or until their earlier death, resignation, removal or disqualification. The board of directors has nominated Paul R. Gudonis and Ronald R. Benanto for election as Class II directors. Each of the nominees has agreed to serve if elected, and we have no reason to believe that they will be unable to serve. In the event that either nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee as is then designated by the board of directors.

A quorum being present, the affirmative vote of a plurality of the shares present in person or represented by proxy is necessary to elect the nominee as Class II directors of Centra.

The board of directors recommends that you vote FOR the election of Paul R. Gudonis and Ronald R. Benanto as Class II directors. At our annual meeting, we believe that brokers and other nominees generally will have discretionary authority to vote on Proposal No. 1 to elect directors and Proposal No. 3 to ratify the selection of our independent auditors, but not on Proposal 2 to increase the number of shares available under our 1999 Stock Incentive Plan. Thus we expect that there may be “broker non-votes” on Proposal No. 2.

PROPOSAL TWO—AMENDMENT OF OUR 1999 STOCK INCENTIVE PLAN

On April 22, 2004, our board of directors voted to amend our 1999 Stock Incentive Plan to increase the number of shares available for the grant of stock options, restricted stock and stock appreciation rights under the plan from 7,100,000 to 7,900,000, subject to adjustment in the event of stock splits, stock dividends, recapitalizations and the like. Our board of directors is submitting this amendment to the 1999 Stock Incentive Plan to our stockholders for approval.

Options constitute a significant portion of the overall compensation of our employees, including our executive officers. Options issued under the 1999 Stock Incentive Plan also represent a significant form of compensation that we pay to employees. Our board of directors, including the members of the compensation committee, believes that we will derive substantial benefits from increasing the aggregate number of shares that we can issue under the 1999 Stock Incentive Plan. Our board of directors believes that the proposed amendment, by enabling us to issue additional shares under the plan, will enable us to further align the interests of our executive officers and other employees with the interests of our stockholders. The board of directors also believes that the proposed amendment will assist us to attract and retain key executives by enabling us to offer competitive compensation packages.

Our board of directors recommends that you vote FOR this proposal to approve the amendment of the 1999 Stock Incentive Plan.

PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee of the board of directors has selected PricewaterhouseCoopers LLP to act as independent auditors to audit the financial statements of the Company for the year ended December 31, 2004. Representatives of the firm of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Appointment of our independent auditors is not required to be submitted to a vote of our stockholders for ratification. However, the audit committee has recommended that the board of directors submit this matter to our stockholders as a matter of good corporate practice, which the board of directors is doing.

If the stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even is the appointment is ratified, the audit committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

The audit committee and the board of directors recommend that you vote FOR this proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for 2004.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors or executive officers has any interest in the adoption of the above proposals except for Proposal No. 1 relating to the election of directors and except for the possibility that officers and directors may receive grants under the 1999 Stock Incentive Plan that is the subject of Proposal No. 3 if it is approved by the stockholders.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning each of the current directors and executive officers of Centra:

Name	Age	Position
Leon Navickas	47	Chairman of the Board of Directors and Chief Strategy Officer

Paul R. Gudonis	50	President and Chief Executive Officer and Director

Stephen A. Johnson	48	Chief Financial Officer, Treasurer and Secretary

Joseph M. Gruttadauria	44	Senior Vice President, Professional Services

Richard A. Cramer	41	Senior Vice President, Worldwide Sales

James L. Freeze	43	Senior Vice President, Chief Marketing Officer

John J. Walsh, Jr.	39	Senior Vice President, Engineering and Operations

Robert E. Hult (1)(2)	57	Director

Leonard M. Kawell, Jr. (2)(3)	48	Director

Douglas M. Ferguson (1)(2)(3)	46	Director

Ronald R. Benanto (1)	55	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Leon Navickas founded Centra and has served as our Chief Strategy Officer since July 2003 and as Chairman of the Board since April 1995. From April 1995 to July 2003, Mr. Navickas served as our Chief Executive Officer and as our President from our incorporation until January 1999. Mr. Navickas also serves on the board of trustees of the Massachusetts Software Council, a public policy organization which represents the interests of Massachusetts software companies.

Paul R. Gudonis has served as our President and Chief Executive Officer since July 2003 and has served as a director since September 2003. From June 2000 to February 2003, Mr. Gudonis served as Chairman and Chief Executive Officer of Genuity Inc., a business internet services provider (formerly, GTE Internetworking and acquired in early 2003 by Level 3 Communications). Mr. Gudonis served as President of GTE Internetworking from July 1998 to June 2000. In addition, Mr. Gudonis serves on the board of directors of Boston Communications Group, Inc., a provider of information processing services for the wireless industry, and on the board of directors of the Massachusetts High Technology Council, a public policy organization which represents the interests of Massachusetts technology companies.

Stephen A. Johnson has served as our Chief Financial Officer since November 1998. Mr. Johnson has also served as our Treasurer and Secretary since June 1999.

Joseph M. Gruttadauria has served as our Senior Vice President, Professional Services since October 2000 and our Vice President, Professional Services since March 1997.

Richard A. Cramer has served as our Senior Vice President, Worldwide Sales since December 2003. From June 2001 to July 2003 Mr. Cramer served as President and Chief Executive Officer of Veridiem, Inc. From January 1999 to May 2001 Mr. Cramer was a consultant to software companies. Mr. Cramer is a member of the Board of Directors of Omtool. Ltd., a company that produces software solutions for document exchange.

James L. Freeze has served as our Senior Vice President, Chief Marketing Officer since December 2003. From October through December 2003 Mr. Freeze served as a consultant to Centra. From February 2003 to July 2003 Mr. Freeze served as Global Vice President, Marketing for Level 3 Communications, after its acquisition of Genuity, Inc. From August 1999 to January 2003 Mr. Freeze served in executive positions in the sales and marketing organizations of Genuity, Inc., culminating in his role as Senior Vice President, Chief Marketing and Sales Officer for Genuity, Inc. From August 1998 to July 1999 Mr. Freeze served as a Senior Telecom Analyst for Forrester Research.

John J. Walsh, Jr. has served as our Senior Vice President, Engineering and Operations, since November 2003. From March 2002 to November 2003 Mr. Walsh served as the Vice President of Product Development. Mr. Walsh served as the Chief Operating Officer of InformTV, a provider of interactive applications and services for the digital cable market from June 2000 to April 2003. From November 1998 to June 2000 Mr. Walsh served as Vice President, Business Development for Avid Sports.

Robert E. Hult has served as a director since January 2001. From February 2004 to the present, Mr. Hult has served as Senior Vice President Finance and Chief Financial Officer for Mercury Computer Systems, Inc. a provider of embedded, real-time digital signal and image processing computer systems. From March 1998 to September 2003, Mr. Hult served as the Senior Vice President Finance and Operations, Chief Financial Officer and Treasurer for NMS Communications, Inc., a provider of systems and platform building blocks for voice, video and data communication services on wireless and wireline networks.

Leonard M. Kawell, Jr. joined the board of directors in April 2003. Since March 2002, Mr. Kawell has been the Chief Executive Officer and a director of Pepper Computer, Inc., a developer of software for mobile wi-fi devices. From September 2000 to February 2001, Mr. Kawell was the Manager of e-book development at Adobe. From March 1998 to September 2000, Mr. Kawell served as the President and director of Glassbook, Inc., a developer of software for electronic books. Glassbook was acquired by Adobe in September 2000.

Douglas M. Ferguson joined the board of directors in April 2003. For the past five years, Mr. Ferguson has been leading and directing strategic and operational management effectiveness for clients in the high-tech, healthcare and manufacturing industries. Since April 2003, Mr. Ferguson has been a partner at Innovation Management Inc., a member of the Monitor Group. From March 2000 to June 2001, Mr. Ferguson held executive positions at Cambridge Technology Partners, most recently as Vice President, Demand Generation. From February 1995 to February 2000, Mr. Ferguson held executive positions at Nextera Enterprises, most recently as Vice President eBusiness Strategic Services. He is currently a trustee of the Yale-China Association.

Ronald R. Benanto joined the board of directors in April 2003. From July 1999 to June 2002, Mr. Benanto served as the Vice President, Finance and Chief Financial Officer for Newsedge Corporation, a provider of global news and electronic content solutions to business users and destination Web sites that was acquired by The Thomson Corporation in September 2001. From February 1998 to July 1999, Mr. Benanto served as Vice President, Finance at Genesis Direct, Inc., a direct marketing and e-commerce company that, subsequent to Mr. Benanto’s departure, filed for Chapter 11 bankruptcy in October 1999.

The board of directors is divided into three classes, referred to as Class I, Class II and Class III, each consisting of approximately one-third of the directors. One class is elected each year at the annual meeting of stockholders to hold office for a term of three years and until their respective successors have been duly elected and qualified. Centra currently has six directors. The current term of Messrs. Gudonis and Benanto, Centra’s Class II directors, will expire at the annual meeting to be held on May 27, 2004. The current terms of Centra’s two Class III directors, Messrs. Navickas and Hult, will expire at the annual meeting to be held in 2005. The current term of Messrs. Kawell and Ferguson, Centra’s Class I directors, will expire at the annual meeting to be held in 2006. If Messrs. Gudonis and Benanto are elected as Class II directors at the meeting, then they will each serve for their three-year term ending at the annual meeting to be held in 2007.

Executive officers are appointed annually by the board of directors and serve at the discretion of the board of directors or until their respective successors have been duly elected and qualified. There are no family relationships among Centra’s directors and executive officers.

Independence, Committees and Meetings of the Board

The board of directors currently has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each of the committees has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The board of directors has determined that each member of each committee meets the applicable laws and regulations, including those of the Nasdaq Stock Market, regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. The board of directors also has determined that Mr. Hult, an independent director who serves as the Chair of the board’s audit committee, is an “audit committee financial expert” as such term is defined in applicable regulations of the Securities and Exchange Commission. The following directors qualify as independent as defined in Rule 4200(a)(15) of the listing standards of the Nasdaq Stock Market: Messrs. Benanto, Ferguson, Hult and Kawell.

During the fiscal year ended December 31, 2003, the board of directors met five times and acted six times by unanimous written consent. No current director attended fewer than 75% of the total number of meetings held by the board of directors or committees of the board of directors on which he served.

Audit Committee

Our audit committee currently consists of Messrs. Hult, Benanto and Ferguson. The board has determined that each of the members of the audit committee are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.’s listing standards. The Committee assists the board in overseeing the integrity of our financial statements; our internal accounting procedures; our compliance with legal and regulatory requirements; our independent auditor’s qualifications and independence; and the performance of our independent auditors. The Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent auditors. Our audit committee has established procedures for employees to communicate with the Committee regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. The audit committee also has the responsibilities and authority described in its written charter. The audit committee charter as amended in March 2004 has been adopted by the board of directors and is attached as Appendix A to this proxy statement; it is also available on our company web site at http://www.centra.com. The composition and responsibilities of the audit committee are governed by applicable provisions of the Sarbanes-Oxley Act of 2002. The audit committee met six times in 2003. See “Report of the Audit Committee” below.

Audit Committee Financial Expert

The board of directors has determined that all audit committee members are financially literate under the current listing standards of Nasdaq. The board has determined that each of Robert Hult and Ronald Benanto qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the SEC rules pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The compensation committee reviews and recommends to the board of directors the compensation and benefits of our officers, including administering and granting options and other stock-based awards under our stock incentive plans. The compensation committee also establishes and reviews general policies relating to the compensation and benefits of our employees. Members of the compensation committee are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The compensation committee consists of Messrs. Kawell, Ferguson and Hult and met seven times and acted twice by unanimous written consent. See “Compensation Committee Report on Executive Compensation” below. The compensation committee acts under a delegation of authority by the board of directors. It does not have a written charter. After considering whether to adopt a written charter for the compensation committee, the board determined that at this time the adoption of a written charter would not be likely to materially assist or affect the compensation committee’s effectiveness. The board intends to review on an ongoing basis whether adopting a written charter for the compensation committee would be advisable.

Nominating and Corporate Governance Committee

The purpose of the nominating and corporate governance committee is to evaluate and recommend candidates for election as directors, make recommendations concerning the size and composition of the board of directors, develop and implement the Company’s corporate governance policies, develop specific criteria for director independence, and assess the effectiveness of the board of directors. The board of directors has adopted a charter for the Committee, which is available at http://www.centra/investorrelations.com. In evaluating the qualifications of any candidate for director, the Committee will consider, among other factors, the candidate’s depth of business experience, intelligence, quality of judgment, integrity, familiarity with the software industry, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, level of educational attainment, degree of independence from management, contribution to the diversity of the board, and willingness and ability to serve. The Committee also considers the degree to which the candidate’s skills, experience and background complement or duplicate those of our existing directors. Among the qualities or skills that the Committee believes it to be necessary for one or more members of the board to possess are familiarity with the segments of the enterprise software business in which we compete and substantial experience with the financial reporting process for public companies. In the case of incumbent directors whose terms are set to expire, the Committee will also give consideration to each director’s prior contributions to the board. In evaluating candidates, the Committee prefers to retain the flexibility to consider each candidate’s overall qualifications and the mix of abilities among all directors rather than to specify minimum qualifications that each candidate must possess. In selecting candidates to recommend for nomination as a director, the Committee abides by our firm-wide non-discrimination policy.

The Committee will regularly assess the size of the board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the board. Candidates may come to the attention of the Committee from current board members, shareholders, professional search firms, officers or other persons. The Committee will review all candidates in the same manner regardless of the source of the recommendation. The Committee was formed in December 2003 and consists of Messrs. Ferguson and Kawell. The Committee did not meet in 2003. Our board of directors does not have a formal process for identifying nominees for directors. Moreover, we did not pay fees to any third party to assist in the process of identifying or evaluating director candidates.

The Committee will consider shareholder recommendations of candidates proposed in good faith when the recommendations are properly submitted. The Committee will use the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. Any shareholder recommendations which are submitted under the criteria summarized above should include the candidate’s name and qualifications for board membership and should submit their recommendation and materials to:

Stephen A. Johnson, Secretary

Centra Software, Inc.

430 Bedford Street

Lexington, MA 02420

setting forth the candidate’s name, age, business address, residence address, principal occupation or employment and the number of shares beneficially owned by the candidate, as well as any other information about the candidate, his or her work experience, his or her qualifications for director, and his or her references as will enable the Committee to evaluate the candidate properly. We suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide the Committee an adequate opportunity to complete a thorough evaluation of the candidacy, including conducting personal interviews as may be deemed desirable. We remind stockholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors.

For purposes of potential nominees to be considered for the 2005 annual shareholders’ meeting, the Secretary of the Company must receive this information by not earlier than November 1, 2004 and not later than January 28, 2005. In addition, the notice must include the nominating shareholder’s name, address, and the number of shares beneficially owned (and the time they have been held).

Shareholder Communication with the Board

Our board has established the following process for stockholders to communicate with the board, and this process has been approved unanimously by our independent directors. Shareholders may communicate with the board of directors, including the non-management directors, by sending a letter to Centra board of directors, c/o Secretary, Centra Software, Inc., 430 Bedford Street, Lexington, MA 02420, for submission to the board or committee or to any specific director to whom the correspondence is directed. Stockholders corresponding through this means should include with the correspondence evidence, such as documentation from the brokerage firm, that the sender is a current stockholder. The Company’s Secretary will direct the correspondence to the Chair of the board or the appropriate committee or specific director, as applicable.

REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

Director Compensation

Each non-employee director receives compensation of $7,500 per quarter. In addition, we reimburse directors for out-of-pocket expenses incurred in attending board of director and committee meetings.

Each director who is not an employee of Centra is eligible to receive option grants and other stock-based awards under the 1999 Director Plan. The 1999 Director Plan permits discretionary grants to non-employee directors. All option grants under the 1999 Director Plan are priced at the market price of the common stock at the time of grant. In 2003, Messrs. Benanto, Ferguson and Kawell, each of whom are non-employee directors, received an option to purchase 40,000 shares of common stock at a purchase price of $1.33 under the 1999 Director Plan and Mr. Hult, also a non-employee director, received an option to purchase 5,000 shares of common stock under the 1999 Director Plan at a purchase price of $1.32.

Executive Compensation

Summary of Cash and Other Compensation.    The following table provides certain summary information concerning the cash and other compensation earned by Centra’s Chief Executive Officer and each of the four other most highly compensated executive officers during 2003 (the “Named Executive Officers”), for services rendered in all capacities to Centra during 2003 and during the years ended December 31, 2001 and 2002.

Summary Compensation Table

	Annual Compensation (1)							Long-Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus($)		Other Annual Compensation($)(2)		Securities Underlying Options
Paul R. Gudonis (2)(3) President and Chief Executive Officer	2003		$127,308		$55,000	$158	(2)	1,000,000

Leon Navickas (2)(4) Chairman and Chief Strategy Officer	2003 2002 2001	$ $ $	290,833 175,000 175,000	$ $ $	131,667 131,750 131,250	$360	(2)	160,000 130,000 200,000

Stephen A. Johnson (2) Chief Financial Officer, Treasurer and Secretary	2003 2002 2001	$ $ $	190,000 166,250 160,000	$ $ $	90,000 57,250 50,000	$360	(2)	60,000 130,000 70,000

Joseph M. Gruttadauria (2) Senior Vice President, Professional Services	2003 2002 2001	$ $ $	190,000 175,000 175,000	$ $ $	90,000 65,000 75,000	$360	(2)	60,000 130,000 50,000

John J. Walsh, Jr. (2)(5) Senior Vice President, Engineering and Operations	2003 2002	$ $	190,000 117,917	$ $	90,000 52,500	$360	(2)	60,000 200,000

James L. Freeze (2)(6) Senior Vice President, Chief Marketing Officer	2003		$15,833		$6,667	$30	(2)	250,000

(1)	In accordance with the applicable SEC rules, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than $50,000 and less than 10 percent of the total annual salary and bonus for each executive officer.
(2)	Mr. Gudonis received $150 in life insurance premiums. Messrs. Navickas, Johnson, Gruttadauria and Walsh received life insurance premiums of $360 each. Mr. Freeze received life insurance premiums of $30.
(3)	Mr. Gudonis joined Centra in July 2003 and, therefore, received compensation for only a portion of that year.
(4)	Mr. Navickas served as Chief Executive Officer through July 2003.
(5)	Mr. Walsh joined Centra in April 2002 and, therefore, received compensation for only a portion of that year.
(6)	Mr. Freeze joined Centra in December 2003 and, therefore, received compensation for only a portion of that year.

Option Grants in Last Fiscal Year.    The following table contains information concerning stock option grants made during 2003 under the 1995 Stock Option Plan and the 1999 Stock Incentive Plan to the Chief Executive Officer and each of the other Named Executive Officers:

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted(#)		% of Total Options Granted to Employees in Last Year(6)	Exercise Price ($/Share)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name						5%($)	10%($)
Paul R. Gudonis	1,000,000	(3)	36.6%	$2.80	7/30/13	$1,760,905	$4,462,479
Leon Navickas	160,000	(4)	5.9%	$1.32	3/17/13	132,823	336,598
Stephen A. Johnson	60,000	(4)	2.2%	$1.32	3/17/13	49,808	126,224
Joseph M. Gruttadauria	60,000	(4)	2.2%	$1.32	3/17/13	49,808	126,224
John J. Walsh, Jr.	60,000	(4)	2.2%	$1.32	3/17/13	49,808	126,224
James L. Freeze	250,000	(5)	9.2%	$3.69	12/08/13	580,155	1,470,227

(1)	All options were granted at exercise prices that were not less than fair market value at the time of grant, which was determined by the board of directors to be the last sale price of the common stock on the date of grant as reported by the Nasdaq Stock Market.

(2)	Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the common stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not represent Centra’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercises and the future performance of the common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the Named Executive Officers. This table does not take into account any appreciation in price of the common stock from the date of grant to the current date. The values shown are net of the option price, but do not include deductions for taxes or other expenses associated with the exercise.
(3)	Option vests as to 25% on 7/30/04 and thereafter in equal installments of 6.25%, on the first day of each calendar quarter until 7/30/07.
(4)	Option vests in equal installments of 6.25%, starting on 6/17/04 and on the first day of each calendar quarter thereafter until 3/17/07.
(5)	Option vests as to 25% on 12/08/04 and thereafter in equal installments of 6.25%, on the first day of each calendar quarter until 12/08/07.
(6)	In 2003, Centra granted options to purchase an aggregate of 2,733,625 shares of common stock to its employees under its 1995 Stock Option Plan and its 1999 Stock Incentive Plan.

Option Exercises and Fiscal Year-End Option Values.    Mr. Gruttadauria exercised and sold 40,625 option shares during 2003. Mr. Johnson exercised 22,500 options shares during 2003. Other than Messrs. Gruttadauria and Johnson, no Named Executive Officer exercised any options in 2003. The following table sets forth information regarding exercisable and unexercisable options held as of December 31, 2003 by each of the Named Executive Officers.

Year-End Option Values

	Common Stock Underlying Unexercised Options at Year-End (#)		Value of Unexercised In-the-Money Options at Year-End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Paul R. Gudonis	0	1,000,000	$—	$1,150,000
Leon Navickas	666,250	323,750	183,713	516,588
Stephen A. Johnson	164,625	161,375	134,401	302,901
Joseph M. Gruttadauria	175,625	173,750	47,057	302,901
John J. Walsh, Jr.	86,250	173,750	190,838	396,963
James L. Freeze	0	250,000	—	65,000

(1)	Calculated on the basis of the last sale price of the common stock on December 31, 2003 as reported by the Nasdaq Stock Market ($3.95 per share), less the applicable option exercise price. Amounts disclosed in this column do not necessarily reflect amounts received by the Named Executive Officers but are calculated based on the difference between the fair market value of the common stock on December 31, 2003 and the exercise price of the options. Named Executive Officers will receive cash only if and when they sell the common stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the common stock at the time of such sale.

Severance and Other Agreements

Severance Agreements

The Company has entered into severance agreements with its executive officers. Under the agreements with Messrs. Gruttadauria, Walsh, Cramer and Freeze, if the executive officer is terminated without cause, he will be entitled to continue to receive his base salary, target bonus and benefits for a period ending on the earliest of (a) 181 days from the date of termination or (b) the date on which he materially breaches any written agreement with

Centra. The severance agreement with Mr. Gudonis provides that if Mr. Gudonis’ employment with the Company is terminated, then Mr. Gudonis will be paid severance compensation equal to one full year of his base salary, target bonus and benefits. The severance agreement with Mr. Johnson provides that if Mr. Johnson’s employment with the Company is terminated prior to July 30, 2004 (the first anniversary of Mr. Gudonis’ employment with the Company) or a change of control of the Company occurs, then Mr. Johnson will be paid severance compensation equal to his annual target bonus amount established by the compensation committee of the Company’s board of directors for the fiscal year in which termination or change of control occurs plus his base salary and benefits for such fiscal year or the highest annual target bonus paid to him for any of the three fiscal years ended prior to the termination date or change of control plus the highest base salary paid to him for any of the three fiscal years ended prior to the termination date or change of control. If Mr. Johnson’s employment is terminated after July 30, 2004, then Mr. Johnson will be entitled to fifty percent (50%) of the severance compensation described above. The severance agreements with the executive officers also provide that if a change of control occurs while the executive is employed by the Company, then the executive’s unvested options shall immediately vest.

Employment Agreements

In July 2003, the Company entered into an Employment Agreement with Leon Navickas, Chief Strategy Officer and former Chief Executive Officer of the Company. Under the terms of this Employment Agreement, if Mr. Navickas resigns or his employment with the Company is terminated then he would be entitled to receive his 2003 base salary of $300,000 and his 2003 target annual bonus of $150,000 and certain benefits for a period of one year. In addition, each outstanding option held by Mr. Navickas would vest forward an additional 12 months from the date of termination and would be exercisable until the second anniversary of the termination date.

None of our other executive officers has an employment agreement with Centra. Our executive officers may resign and we may terminate their employment at any time, subject to the provisions of their severance agreements.

See below in “Change of Control Agreements” for a definition of change of control.

Change of Control Agreements

The severance agreements with each of the executive officers provide that upon a change of control, the executive’s unvested options will vest and become immediately exercisable whether or not the executive officer is terminated in connection with a change of control. A “change of control” means:

•	any merger or consolidation which results in the voting shares outstanding immediately prior to the merger or consolidation, representing immediately after the merger or consolidation, less than 50% of the voting power of the surviving entity;

•	a sale of all or substantially all of our assets or issued and outstanding stock; or

•	a change, without the approval of the board of directors, of a majority of the board of directors.

These change of control provisions apply to previous grants of restricted stock and options and to any future grants of restricted stock and options.

The board of directors has adopted by resolution a policy under which any vice president or other employee designated by the chief executive as an “executive manager,” would be entitled upon a “change of control” to exercise 50% of the unvested portion of the executive manager’s options. The compensation committee of the board of directors, in administering the 1995 Stock Option Plan, the 1999 Stock Incentive Plan and the 1999 Director Plan, can also provide for accelerated vesting of options held by any of our executive officers or directors in connection with a change of control of Centra as defined in such plans. The accelerated vesting may be conditioned on the termination of the individual’s employment following the change of control.

Equity Compensation Plan Disclosure

The following table sets forth certain information as of December 31, 2003 regarding securities authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans Approved by Security Holders(1)	7,577,931	$3.95	912,183
Equity Compensation Plans Not Approved by Security Holders	0	N/A	N/A

Total	7,577,931	$3.95	912,183

(1)	Includes the 1995 Stock Option Plan, the 1999 Stock Incentive Plan and the 1999 Director Plan.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee is a former or current employee of Centra or a party to any other relationship of a character required to be disclosed pursuant to Item 402(j) of Regulation S-K.

Compensation Committee Report on Executive Compensation

This report has been furnished by the compensation committee. The current members of the compensation committee are Messrs. Kawell, Ferguson and Hult. Prior to April 2003, the compensation committee consisted of Mr. Hult and two former independent directors, David Barrett and Richard D’Amore who resigned in April 2003. The compensation committee meets at least annually or more frequently if requested by the board of directors. The compensation committee is primarily responsible for the review of executive compensation, which includes base salary, cash bonus, profit sharing, and stock option awards.

Compensation Policies.    Centra believes that it is critical to its continued success to attract and retain highly qualified executive officers who will play a vital role in the Company’s future achievements. To this end, Centra has established its compensation policy to reward executives based upon corporate, departmental and individual performance which is measured against the internal goals set for each area. Centra also understands the need to provide long-term incentives to its executive officers to achieve future financial and strategic goals, which include Centra’s growth, enhancement of Centra’s profitability and thus shareholder value. Centra believes that it’s total compensation is sufficiently competitive to retain and, if necessary, attract executive officers capable of leading Centra in accomplishing its business goals.

Executive compensation for 2003 consisted of a base salary, performance bonus and equity-based long-term incentive compensation in the form of incentive and/or non-statutory stock options. Since options granted under the 1995 Stock Option Plan and the 1999 Stock Incentive Plan generally vest over a two to four-year period, option awards encourage the holders to improve shareholder value of Centra by increasing Centra’s revenue growth and profitability.

Base Salaries of Executive Officers and Chief Executive Officer Compensation.    The salary of each executive officer is established annually by evaluating the requirements of the position, the contribution of the individual executive with respect to Centra’s performance and the executive’s responsibility, technical experience and future potential. Base salaries of the executive officers are generally reviewed annually in January to reflect comparable executive salaries for comparably sized companies and to maintain the objectives of the compensation policies noted above. In determining base salaries, the compensation committee relies upon independent surveys of companies in the industry to determine whether Centra’s executive compensation is in a competitive range for executives within Centra’s industry. Mr. Gudonis joined the Company in July 2003. The total base salary paid to Paul R. Gudonis, Centra’s President and Chief Executive Officer, was $127,308 for 2003. The bonus paid to Mr. Gudonis for fiscal 2003 was $55,000. Mr. Gudonis also received 1,000,000 options to purchase Common Stock at the then fair market value of $2.80. Mr. Gudonis’ fiscal 2003 compensation was based on the financial performance of Centra in 2003, as well as execution against Centra’s 2003 business plan.

Long-Term Incentive Compensation.    One of Centra’s goals is the enhancement of shareholder value. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase common stock. Centra’s stock option plans are long-term plans designed to link executive rewards to shareholder value over time. Stock options granted typically have a term of 10 years and vest in 16 quarterly installments over a period of four years from the date of grant. In 2003, Centra granted long-term incentive compensation in the form of incentive and nonstatutory stock options under the 1995 Stock Option Plan and the 1999 Stock Incentive Plan to Centra’s executive officers. These grants included options granted to Messrs. Navickas, Johnson, Gruttadauria, and Walsh to purchase up to 60,000 shares each of common stock at the then current market price of $1.32 per share. Messrs. Gudonis, Freeze and Cramer in connection with their joining the Company in July, November and December, respectively, received an option to purchase up to 1,000,000, 250,000, and 250,000 shares respectively of common stock at the then current market price of $2.80, $3.69 and $3.69, respectively, per share. See “Option Grants in Last Fiscal Year” at page 9.

Robert E. Hult

Leonard M. Kawell, Jr.

Douglas M. Ferguson

AUDIT COMMITTEE REPORT

The audit committee consists of Messrs. Hult, Ferguson and Benanto, three independent directors. Prior to April 2003, the audit committee consisted of Mr. Hult and two former independent directors, David Barrett and Richard D’Amore. All of the current members of the audit committee are “independent” of Centra and its management, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.’s listing standards.

The primary purposes of the audit committee are to provide general oversight of the Company’s internal accounting and financial reporting processes and the audits of the Company’s financial statements and to assist the board of directors in overseeing the integrity of our financial statements; our internal accounting procedures; our compliance with legal and regulatory requirements; our independent auditor’s qualifications and independence; and the performance of our independent auditors. The Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent auditors. Management has the primary responsibility for Centra’s financial statements and the reporting process, including the systems of internal controls. Centra’s independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the audit committee discussed with KPMG LLP (“KPMG”), Centra’s independent auditors for 2003, the overall scope and plans for KPMG’s audit of Centra’s financial statements for 2002. The audit committee met with KPMG, with and without management present, to discuss the results of KPMG’s examinations, KPMG’s evaluations of Centra, its internal controls, and the overall quality of Centra’s financial reporting. The audit committee held six meetings in 2003.

The audit committee reviewed Centra’s audited financial statements with management and KPMG. The audit committee discussed with KPMG the matters required to be discussed by Statement of Auditing Standards No. 61, including a discussion of KPMG’s judgments as to the quality, not just the acceptability, of Centra’s accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States. In addition, the audit committee received from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed these documents with KPMG, as well as other matters related to KPMG’s independence from Centra and its management.

Based on the reviews and discussions referred to above and subject to the limitations on its role and responsibilities referred to above and in the audit committee charter, the audit committee recommended to the board of directors, and the board of directors approved, that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

Robert E. Hult

Douglas M. Ferguson

Ronald R. Benanto

PERFORMANCE GRAPH

Set forth below is a line graph comparing the quarterly percentage change in the cumulative total shareholder return on Centra’s common stock, based on the market price of Centra’s common stock with the total shareholder return of companies included within the Nasdaq Stock Market Index and the Business Software and Services Index published by Media General Financial Services, Inc., for the period commencing February 3, 2000 and ending December 31, 2003. The calculation of total cumulative shareholder return assumes a $100 investment in Centra’s common stock, the Nasdaq Stock Market Index and the Business Software and Services Index published by Media General Financial Services, Inc. on February 3, 2000, the date of our initial public offering, and further assumes the reinvestment of any dividends. We paid no cash dividends in the periods shown.

Cumulative Total Return

Compared Among Centra, Nasdaq Stock Market Index

and Business Software and Services Index

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on April 2, 2004, there were issued and outstanding 27,231,397 shares of common stock. The closing price of Centra’s common stock on April 2, 2004, as reported by the Nasdaq Stock Market, was $3.85 per share.

Principal Stockholders

The following table sets forth information about the beneficial ownership of our outstanding common stock on March 31, 2004 by: (i) each person or entity who is known by us to own beneficially more than five percent of our common stock; (ii) each of the executive officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.

	Number of Shares Beneficially Owned(2)			Percentage of Outstanding Shares Beneficially Owned
Name and Address(1)	Outstanding Shares	Right to Acquire(3)	Total Number
Leon Navickas(4)	1,685,000	777,499	2,462,499	9.2
Kern Capital Management LLC and persons filing jointly(5) 825 Third Avenue New York, NY 10022	2,200,300	—	2,200,300	8.1
Paul R. Gudonis	0	0	0	0.0
Joseph M. Gruttadauria(6)	137,180	224,374	361,554	1.4
Stephen A. Johnson(7)	112,829	205,375	318,204	1.2
John J. Walsh, Jr.(8)	16,241	118,750	134,991	*
Richard A. Cramer	—			0.0
James L. Freeze	—			0.0
Robert E. Hult (9)		36,562	36,562	*
Leonard M. Kawell, Jr. (10)		10,000	10,000	*
Douglas M. Ferguson (11)	1,000	10,000	11,000	*
Ronald R. Benanto (12)	—	10,000	10,000	*
All executive officers and directors as a group (eleven persons)(13)	1,952,250	1,392,560	3,344,810	11.8

*	Less than one percent.
(1)	The address of each officer and director listed is in care of Centra Software, Inc., 430 Bedford Street, Lexington, Massachusetts 02420.
(2)	In accordance with SEC rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power and any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after March 31, 2004 through the exercise of any stock option. Except as noted, we believe that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite their names. Percentage of beneficial ownership is based on 27,228,897 shares of common stock outstanding as of March 31, 2004.
(3)	All shares included under “Right to Acquire” represent shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(4)	Includes 53,000 shares held of record by Trustees of the Navickas Education Trust 1997 and 554,999 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(5)	The information is based on an amendment to Schedule 13G filed jointly by Kern Capital Management LLC (“Kern”), Robert E. Kern, Jr., and David G. Kern with the Securities and Exchange Commission on January 13, 2004. The report states that Messrs. Kern are the controlling members of Kern and may be deemed to be the beneficial owners of, or to share the power to direct the voting or disposition of, the securities identified. Messrs. Kern expressly disclaim beneficial ownership of the securities identified.

(6)	Includes 224,374 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(7)	Includes 205,375 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(8)	Consists of 118,750 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(9)	Includes 36,562 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(10)	Consists of 10,000 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(11)	Includes 10,000 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(12)	Consists of 10,000 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(13)	Includes 1,392,560 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table. See Notes 4, 6-8, and 9-12.

1999 Stock Incentive Plan

The 1999 Stock Incentive Plan (the “1999 Plan”) was adopted by the board of directors in October 1999 and approved by our stockholders in November 1999. We have reserved a total of 7,100,000 shares of common stock for issuance under the 1999 Plan. As of December 31, 2003, options to purchase a total of 6,457,063 shares of common stock were outstanding under the 1999 Plan. In March 2004, the board of directors voted to amend the 1999 Plan to increase the total number of shares of common stock that may be issued pursuant to awards under the plan by 800,000, to 7,900,000. Set forth below is a summary description of the 1999 Stock Incentive Plan, as proposed to be amended and restated.

General Information; Number of Shares Issuable.    The 1999 Plan authorizes the grant of (i) options to purchase common stock intended to qualify as incentive stock options (“Incentive Options”), as defined in Section 422 of the Code, (ii) options that do not so qualify (“Nonstatutory Stock Options,” and together with Incentive Options, “Options”), (iii) rights to purchase restricted stock, the terms and conditions of which are determined by the Committee (“Restricted Stock Awards”) as well as rights to purchase stock without restrictions (“Unrestricted Stock Awards,” and together with Restricted Stock Awards, “Stock Awards”), (iv) rights to receive cash payments based on or measured by appreciation in the market price of the common stock (“Stock Appreciation Rights”) and (v) awards entitling the recipient to acquire shares of common stock upon the attainment of specified performance goals (“Performance Share Awards,” and together with Incentive Options, Nonstatutory Stock Options, Stock Awards, and Stock Appreciation Rights, “Awards”). If the proposed amendment is approved by the stockholders, then up to 7,900,000 shares of common stock (subject to adjustment upon certain changes in the capitalization of the Company) may be issued in total pursuant to Awards granted under the 1999 Plan.

Eligibility.    Awards may be granted under the 1999 Plan to officers, directors, employees and consultants. As of April 2, 2004, four non-employee directors, seven officers and approximately 264 non-officer employees were eligible to participate in the 1999 Plan.

Administration of the 1999 Plan.    The 1999 Plan is administered by a committee (the “Committee”) of the board of directors consisting of at least two (2) members who qualify as “outside directors” under Section 162(m) of the Internal Revenue Code. Currently, our compensation committee is acting as the Committee to administer the 1999 Plan. The Committee approves grants of Awards to individuals and determines the terms of each Award, subject to the provisions of the 1999 Plan.

Incentive Options and Nonstatutory Stock Options.    Awards of Options under the 1999 Plan may be made to any eligible person. No Option may extend for more than 10 years from the date of grant (five years in the case of an Incentive Option granted to an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (“greater-than-ten-percent-stockholders”). The exercise price of Incentive Options granted under the 1999 Plan must be at least equal to the fair market value of the common stock on the date of grant (110% of fair market value in the case of a greater-than-ten-percent-stockholder). The last sales price of the common stock on April 2, 2004, as reported by the Nasdaq Stock Market, Inc., was $3.85. The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options that first become exercisable by an employee or officer in any calendar year may not exceed one hundred thousand dollars ($100,000). Incentive Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee’s lifetime, only by the optionee.

The Committee will set the exercise price for Nonstatutory Stock Options at the time of grant. A Nonstatutory Stock Option will be transferable to the extent permitted under the option agreement governing such Nonstatutory Stock Option. No Nonstatutory Stock Options may extend for more than 10 years from the date of grant.

Incentive Options generally expire (i) 90 days after termination of the optionee’s employment with the Company for any reason other than death or disability, (ii) two years following the optionee’s termination of employment with the Company by reason of death, or (iii) one year following the optionee’s termination of employment with the Company by reason of disability. In all other cases, the Committee has the discretion to establish the expiration date. Payment of the exercise price of the shares subject to the Option may be made (i) in cash at the time the Option is exercised or (ii) at the discretion of the Committee, either at the time of grant or exercise of the Option (i) by delivery to the Company of shares of common stock of the Company, (ii) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred or (iii) in any other form of legal consideration that may be acceptable to the Committee on terms determined by the Committee.

Stock Awards.    The Committee may grant Restricted Stock Awards to any eligible person, entitling the recipient to acquire, for a purchase price determined by the Committee, shares of stock subject to such restrictions and conditions as the Committee may determine at the time of grant, including continued employment and/or achievement of pre-established performance goals and objectives. The purchase price of stock acquired pursuant to a restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its discretion on terms determined by the Committee. Shares of common stock sold or awarded under a Restricted Stock Award may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Committee. The Committee may also grant or sell to any eligible person shares of common stock free of any restrictions under the 1999 Plan in an Unrestricted Stock Award at a purchase price determined by the Committee.

Performance Share Awards.    The Committee may award Performance Share Awards to any eligible person. Each Performance Share Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate, and shall entitle the recipient to acquire shares of common stock upon the attainment of specified performance goals.

Stock Appreciation Rights.    Each stock appreciation right shall entitle the holder upon exercise to an appreciation distribution equal in amount to the product of (i) the excess fair market value, on the date of exercise, over the exercise price per share specified in such stock appreciation right agreement, multiplied by (ii) the number of shares of stock for which such stock appreciation right shall be exercised. Stock appreciation rights may be exercised for common stock, cash or a combination thereof as determined by the Committee and as set forth in the stock appreciation right agreement.

Other Terms.    Except as otherwise provided in the 1999 Plan, no rights under an Award shall be assignable by any participant under the 1999 Plan, either voluntarily or by operation of law, except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the rights are granted only by such person. The 1999 Plan provides that upon a change in control of the Company (as defined in the plan), the Committee may (i) accelerate the vesting schedule of any Awards, (ii) cancel Awards, provided that notice and an opportunity to exercise vested Awards is provided to holders, or (iii) allow Awards to remain outstanding, provided that upon exercise of Awards, holder receives consideration in the form of stock, securities, cash or other property as the holders of shares of stock of the Company received in connection with the change of control. The board of directors may amend the 1999 Plan at any time, provided that no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the 1999 Plan to satisfy the requirements of Section 422 of the Code, Section 16b-3 of the Securities Act of 1933, as amended, and the listing or eligibility for quotation requirements of the Nasdaq Stock Market or any similar organization or of any national securities exchange upon which shares of the Company’s common stock are listed or eligible for trading. The board of directors may terminate or suspend the 1999 Plan at any time. Unless sooner terminated, the 1999 Plan will terminate on October 13, 2009.

New Plan Benefits

The Committee may grant Awards under the 1999 Plan on a discretionary basis. Therefore, the Company is unable to determine the dollar value and number of options which will be received by or allocated to (i) any of the executive officers, (ii) the current executive officers, as a group, (iii) the current directors who are not executive officers, as a group, (iv) each nominee for election as a director and (v) the employees who are not executive officers, as a group, as a result of the adoption of the amendment to the 1999 Plan. If the proposed amendment had been in effect during 2003, it would not have affected the determination of the number of options received by or allocated to participants in 2003.

Federal Income Tax Information with Respect to Options Granted Under the 1999 Plan.    The grantee of a Nonstatutory Stock Option ordinarily recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Nonstatutory Stock Option, the difference between the fair market value of the underlying shares of common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Nonstatutory Stock Option.

The grantee of an Incentive Stock Option recognizes no income for federal income tax purposes on the grant thereof. Except as described below with respect to the alternative minimum tax, there is no tax upon exercise of an Incentive Option. If no disposition of shares acquired upon exercise of the Incentive Stock Option is made by the option holder within two years from the date of the grant of the Incentive Stock Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the Incentive Stock Option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as a capital gain (which will be a long-term capital gain if the shares are held for more than one year). The excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Stock Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit, which may be carried forward indefinitely to be used as a credit against the regular tax liability in a later year; however, the alternative minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year. In connection with the sale of the shares covered by Incentive Options, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the sale of shares by the holder of an Incentive Stock Option within two years after the date of the granting of the Incentive Stock Option or one year after the exercise of the Incentive Option), subject to certain limitations on the deductibility of compensation paid to executives.

Full Text of 1999 Plan.    The above summary description of the 1999 Stock Incentive Plan is qualified by and subject to the plan itself, the full text of which, as proposed to be amended and restated, is set forth as Appendix B to this proxy statement.

We intend to file, as soon as practicable, a Registration Statement on Form S-8 covering the additional shares of common stock issuable under the 1999 Plan.

INDEPENDENT ACCOUNTANTS

The board of directors has selected the firm of PricewaterhouseCoopers LLP, independent certified public accountants, to serve as Centra’s independent auditors for the fiscal year ending December 31, 2004. We have been advised that a representative of PricewaterhouseCoopers LLP will be present at the 2004 annual meeting. This representative will have the opportunity to make a statement if he desires and will be available to respond to appropriate questions presented at the meeting.

On April 2, 2004, the board of directors, upon recommendation of the audit committee, dismissed KPMG LLP as the Company’s independent auditors. The dismissal occurred simultaneously with the engagement of PricewaterhouseCoopers LLP. During the period from January 1, 2002 through April 2, 2004, there was no disagreement with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for the periods ending December 31, 2002 and December 31, 2003. The reports of KPMG LLP on our financial statements for the periods ending December 31, 2002 and December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the period from January 1, 2002 through December 31, 2003, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933, as amended. During the period from July 11, 2002, the date of our initial engagement of KPMG LLP, through April 2, 2004, we did not consult with PricewaterhouseCoopers LLP regarding either the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on our financial statements, or any matter that was the subject of a disagreement or reportable event with KPMG LLP. We do not expect that a representative of KPMG LLP will be present at the 2004 annual meeting.

On July 11, 2002, the board of directors, upon recommendation of the audit committee, dismissed Arthur Andersen LLP as the Company’s independent auditors. The dismissal of Arthur Andersen occurred simultaneously with the Company’s initial engagement of KPMG LLP. During the period from January 1, 2000 through July 11, 2002, there was no disagreement between Arthur Andersen LLP and us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our financial statements. The reports of Arthur Andersen LLP on our financial statements for the period from January 1, 2000 through December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the period from January 1, 2000 through July 11, 2002, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933, as amended. During the period from January 1, 2000 through July 11, 2002, we did not consult with KPMG LLP regarding either the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on our financial statements, or any matter that was the subject of a disagreement or reportable event with Arthur Andersen LLP.

Audit Fees

Audit fees include fees paid by Centra to its auditors in connection with the annual audit of Centra’s consolidated financial statements and the auditor’s review of Centra’s interim financial statements. The aggregate fees billed to Centra by KPMG for audit services totaled approximately $240,000 for 2003. The aggregate fees billed to Centra by KPMG LLP for audit services totaled approximately $190,000 for 2002 and the aggregate fees billed to Centra by Arthur Andersen for audit services totaled approximately $18,000 for 2002.

Audit Related Fees

Audit related fees include fees paid by Centra to its auditors for services related to accounting consultations and internal control reviews. KPMG did not bill Centra for any audit related fees in 2002. The aggregate fees billed to Centra by KPMG for audit related services totaled approximately $22,832 in 2003. Arthur Andersen did not bill Centra for any audit related fees in 2002.

Tax Fees

Tax fees include fees paid by Centra to its auditors for corporate tax compliance and tax advisory services. KPMG did not bill Centra for any tax related services in 2003, and aggregate fees billed to Centra by Arthur Andersen, our previous independent auditors, for tax related services totaled approximately $37,000 for 2002.

All Other Fees

All other fees include fees paid by Centra to its auditors for all other services rendered by the auditor to Centra. The aggregate fees billed to Centra by KPMG in 2003 for all other services totaled approximately $4,550. There were no other fees billed to Centra by KPMG in 2002 for any other services. The aggregate fees billed to Centra by Arthur Andersen for all other services totaled approximately $92,000 for 2002.

Pre-approval Policy of Audit Committee Required of Audit and other Services of Independent Auditor

The audit committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy provides for the specific pre-approval of services directly by the Committee, and also gives detailed guidance to management as to the specific services for which management may engage the auditor and the procedures that management is to follow in using this general pre-approval. For both types of pre-approval, the audit committee considers whether such services are consistent with the rules of the SEC on auditor independence. Any pre-approval decisions must be reported to the audit committee at its next scheduled meeting. All services provided by the independent auditor in 2003 were pre-approved by the audit committee.

SOLICITATION

We will pay all expenses incurred in connection with this solicitation of proxies for the annual meeting. We will reimburse brokers, banks and other nominees for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of common stock. In addition to the solicitation by mail, the board of directors, officers and certain employees may make special solicitation of proxies in certain instances, personally or by telephone. We expect that the expense of any such special solicitation will be nominal. At present, we do not expect to pay any compensation to any other person or firm in connection with the solicitation of proxies for the annual meeting.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in the proxy materials related to our 2004 annual meeting of stockholders, or special meeting in lieu thereof, must be received by Centra at our executive offices no later than January 28, 2005. Stockholder proposals must also comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

In addition, our by-laws provide generally that a stockholder must give us written notice not less than sixty days prior to the scheduled annual meeting describing any proposal to be brought before such meeting, even if such item is not to be included in Centra’s proxy statement relating to such meeting. Such procedural requirements are fully set forth in Section 3 of our by-laws.

CODE OF ETHICS

We have adopted a code of ethics that applies to all of our employees, executive officers and directors, including our principal executive officer, principal financial officer and principal accounting officer. The purpose of the code of business conduct and ethics is to promote, among other things, honest and ethical conduct, and full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC. The code of ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and record keeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and the reporting of illegal or unethical behavior. The code of ethics is posted on our website. Any waiver of any provision of the code of ethics granted to an executive officer or director may only be made by the board of directors and will be promptly disclosed on our website at www.centra/investorrelations.com.

MISCELLANEOUS

The board of directors does not intend to present to the annual meeting any business other than the proposals listed herein, and the board of directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business should properly come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

AVAILABLE INFORMATION

Stockholders of record on April 2, 2004 will receive a copy of this proxy statement and our annual report to stockholders, which contains detailed financial information about us. The annual report to stockholders is not incorporated herein and is not deemed a part of this proxy statement. We will mail, without charge, a copy of our Annual Report on Form 10-K (excluding exhibits) to any stockholder solicited hereby who requests it in writing. Please submit any such written request to: Investor Relations, Centra Software, Inc., 430 Bedford Street, Lexington, MA 02420.

APPENDIX A

CENTRA SOFTWARE, INC.

CHARTER FOR THE AUDIT COMMITTEE

A.    PURPOSE:

The purpose of the audit committee (the “Committee”) established pursuant to this Charter is to provide general oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and to assist the Board of Directors (the “Board”) of Centra Software, Inc. (the “Company”) in oversight and monitoring of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications, independence, performance, and engagement fees and terms and the Company’s internal financial and accounting controls and improvements made or to be made in such controls.

In addition, the Committee shall have the authority to undertake the specific duties and responsibilities listed below and the authority to undertake such other specific duties as the Board from time to time may prescribe.

While the audit committee has the responsibilities and powers set forth above, it is not the duty of the audit committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

B.    COMPOSITION

The Committee shall consist of at least three (3) members of the Board. The members of the Committee shall be appointed by, and shall serve at the discretion of, the Board. All members of the Committee shall be independent directors as defined by NASDAQ Rule 4200 and any rule or regulation prescribed by the U.S. Securities and Exchange Commission (the “SEC”). All members of the Committee shall be able to read and understand financial statements at the time of their appointment to the Committee, and shall meet the independence, financial literacy and other requirements of the Securities Exchange Act of 1934, as amended and related rules and regulations (the “SEC Rules”), as well as the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”), as in effect from time to time. At least one member of the Committee shall be an “audit committee financial expert” under the SEC Rules.

C.    RESPONSIBILITIES AND DUTIES:

The Committee shall have the following duties and responsibilities:

Document Review:

1.    Conducting a post-audit review of the audited financial statements and the audit findings (including any significant suggestions for improvements provided to management by the independent auditors) and discussing such statements and findings with management, reviewing the required communications from the independent auditors under generally accepted auditing standards and any applicable SEC Rules; reviewing the Company’s Annual Report on Form 10-K before filing and, if deemed appropriate, recommending to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K;

2.    Reviewing and discussing with management and the independent auditors the quarterly operating results, including reviews of the Company’s quarterly reports on Form 10-Q prior to filing with the SEC;

3.    Reviewing the Company’s earnings releases, including the financial information included therein, with management prior to their release to the public;

Independent Accounting Firm

1.    The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (“independent auditors”). The Company’s independent auditors shall report directly to the Committee. The Committee shall have the authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

2.    In addition, the Committee shall be responsible for:

a.	Reviewing, on a continuing basis, the adequacy of the Company’s system of internal controls, including its “internal control over financial reporting” as defined in the SEC Rules, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls, and reviewing, before release, the disclosure regarding such system of internal control over financial reporting required under SEC Rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

b.	Prior to the annual independent audit, reviewing with the independent auditors the proposed audit scope and approach and the areas of audit emphasis;

c.	Reviewing and discussing reports from the independent auditors on (a) all critical accounting policies and practices used by the Company, (b) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditors and management;

d.	Reviewing with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, policies and practices and such matters as are required to be discussed with the Committee under generally accepted auditing standards;

e.	Ensuring the Committee’s receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1, actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and taking, or recommending that the Board take, appropriate action to oversee the independence of the independent auditors and the partner rotation required by the Sarbanes-Oxley Act of 2002;

f.	Establishing policies and procedures for the review and pre-approval by the Committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the independent auditors, with exceptions for de minimis activities and amounts under certain circumstances as described by law;

g.	Establishing policies for the hiring of employees and former employees of the independent auditor;

Financial Reporting Process and Matters

1.    The Committee shall be responsible for reviewing the process for the CEO’s and CFO’s certifications in the Company’s periodic reports as required by the SEC Rules; Preparing the report of the Committee required by SEC Rules to be included the Company’s proxy statement.

2.    The Committee shall be responsible for obtaining at least annually and reviewing a report by the independent auditors describing the independent auditors’ internal quality control procedures, any material issues raised by the most recent internal quality review or peer review of the independent auditors or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits conducted by the independent auditors and any steps taken to deal with any such issues;

3.    The Committee shall be responsible for reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

4.    The Committee shall be responsible for obtaining management’s assessment of the independent auditor’s performance and services and receiving and reviewing the response of the management of the Company to any management letter or report from the independent auditors;

5.    The Committee shall be responsible for reviewing any overseeing the resolution of any dispute between management and the independent auditors and recommending any action to the Board as it may deem appropriate;

Compliance

1.    The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company from employees or third parties, regarding (i) legal and regulatory compliance and (ii) accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission to the Committee by employees of concerns regarding questionable accounting or auditing matters.

2.    The Committee shall oversee compliance with the SEC Rules governing disclosure of auditors’ services.

3.    The Committee shall review and approve the Company’s risk management policies and asset management practices and monitor compliance with such policies and practices.

4. The Committee shall institute, if necessary, special investigations and, if appropriate, hire special counsel or experts to assist.

Waivers of Code of Conduct and Conflicts of Interest:

1.    To review and, if deemed appropriate, approve all requests from the Company’s Directors or executive officers for waivers of the Company’s Code of Conduct.

2.    To review all related party transactions involving executive officers and members of the Board and, as required by the Company’s Code of Conduct or by any regulatory body, consider approval of such transactions.

3.    To oversee the resolution of any actual or potential conflicts of interest a Board member may have and provide guidance to any Board member regarding actual or potential conflicts of interest.

In addition to the above responsibilities, the Committee shall undertake such other duties as the Board delegates to it, or as the audit committee may deem necessary or advisable in order to perform its role, and shall report, at least annually, to the Board regarding the Committee’s examinations and recommendations.

D.    MEETINGS

It is anticipated that the Committee will meet at least four times each year. However, the Committee may establish its own schedule. A quorum of any Committee meeting shall be at least two members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except as specifically provided herein (or where only two members are present, by unanimous vote). A decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held. Each meeting shall include an executive session.

The Committee shall meet periodically with the Chief Executive Officer and Chief Financial Officer of the Company to review the financial affairs of the Company. The Committee shall meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditors’ examination and management report.

The Committee is authorized, by majority vote or unanimous written consent of its members, to adopt its own rules of procedure, including the formalities of calling, noticing and holding meetings and for the taking of action of the Committee by vote at any such meeting or by unanimous written consent of the members thereof, all in accordance with applicable law. Unless and until any such procedures are formally adopted by the Committee, the procedures with respect to calling, noticing and holding meetings of the Committee and conducting business of the Committee shall be the same as those provided in the By-laws of the Company with respect to calling, noticing and holding meetings of and taking action by the Board.

E.    REPORTS

The Committee may present its reports or recommendations to the Board in written or oral form. The Committee’s recommendations shall be incorporated as a part of the minutes of the Board meeting at which those recommendations are presented.

F.    MINUTES

The Committee will maintain written minutes of its meetings, which minutes may be filed with the minutes of the meetings of the Board.

G.    RESOURCES

The Committee shall have the right, as and when it shall determine to be necessary or appropriate to the functions of the Committee:

1.	at the Company’s expense and not at the expense of the members thereof, to retain independent counsel (which may be, but need not be, the regular corporate counsel to the Company) and other advisors to assist it in connection with its functions; and

2.	to request, and to rely upon, advice, orally or in writing, from the Chief Executive Officer and the Chief Financial Officer of the Company and from any representative of the independent auditors to the Company participating in such independent auditors’ engagement by the Company, concerning aspects of the operation or financial condition of the Company relevant to the functions of the Committee.

The Company shall pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the Company’s independent auditors.

H.    ANNUAL REVIEW OF CHARTER AND COMMITTEE PERFORMANCE

The Committee will review and reassess the adequacy of this Charter and the performance and effectiveness of the Committee, on at least an annual basis and will report to the Board the results of such review and reassessment.

APPENDIX B

CENTRA SOFTWARE, INC.

1999 STOCK INCENTIVE PLAN

SECTION 1.    General Purpose of the Plan; Definitions

The name of the plan is the Centra Software, Inc. 1999 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable officers, directors and employees of Centra Software, Inc. (the “Company”) and its Subsidiaries and other persons to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights.

“Board” means the board of directors of the Company.

“Cause” means (i) any material breach by the participant of any agreement to which the participant and the Company are both parties, and (ii) any act or omission justifying termination of the participant’s employment for cause, as determined by the Committee.

“Change of Control” shall have the meaning set forth in Section 15.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Conditioned Stock Award” means an Award granted pursuant to Section 6.

“Committee” shall have the meaning set forth in Section 2.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 17.

“Eligible Person” shall have the meaning set forth in Section 4.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by a nationally recognized stock exchange, or, if the Stock is not listed on such an exchange, as reported by NASDAQ, or, if the Stock is not quoted on NASDAQ, the fair market value of the Stock as determined by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

“Outside director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliate”), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliate’s taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director. “Outside director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Share Award” means an Award granted pursuant to Section 8.

“Stock” means the Common Stock, $.001 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award granted pursuant to Section 9.

“Subsidiary” means a subsidiary as defined in Section 424 of the Code.

“Unrestricted Stock Award” means an award granted pursuant to Section 7.

SECTION 2.    Administration of Plan; Committee Authority to Select Participants and Determine Awards

(a) Committee.    The Plan shall be administered by a committee of the board (the “Committee”) consisting of not less than two (2) Outside directors, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an “Outside director.” Except as specifically reserved to the board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

(b) Powers of Committee.    The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the persons to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant’s consent;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised;

(vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

(ix) to delegate to a committee consisting of one or more directors of the Company the authority to grant options under the Plan to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934 and with respect to whom the Company does not wish to comply with Section 162(m) of the Code.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.    Shares Issuable under the Plan; Mergers; Substitution

(a) Shares Issuable.    The maximum number of shares of Stock with respect to which Awards (including Stock Appreciation Rights) may be granted under the Plan shall be three million five hundred thousand (3,500,000). For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Awards related. Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(b) Limitation on Awards.    In no event may any Plan participant be granted Awards (including Stock Appreciation Rights) with respect to more than one million (1,000,000) shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

(c) Stock Dividends, Mergers, etc.    In the event that after approval of the Plan by the stockholders of the Company in accordance with Section 17, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 15.

(d) Substitute Awards.    The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to the maximum number of shares provided for in Section 3(a).

SECTION 4.    Eligibility

Awards may be granted to officers, directors and employees of the Company or its Subsidiaries (“Eligible Persons”).

SECTION 5.    Stock Options

The Committee may grant to Eligible Persons options to purchase stock.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the earlier of (i) the date of adoption of the Plan by the board or (ii) the date on which the Plan is approved by the stockholders as set forth in Section 17.

The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 13 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be, in the case of Incentive Stock Options, not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date.

(b) Option Term.    The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c) Exercisability; Rights of a Stockholder.    Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise.    Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(i) in cash, by certified or bank check or other instrument acceptable to the Committee;

(ii) in the form of shares of Stock that are not then subject to restrictions, if permitted by the Committee, in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(iv) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e) Non-transferability of Options.    Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(f) Annual Limit on Incentive Stock Options.    To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(g) Form of Settlement.    Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

SECTION 6.    Restricted Stock Awards

(a) Nature of Restricted Stock Award.    The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre- established performance goals and objectives.

(b) Acceptance of Award.    A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c) Rights as a Stockholder.    Upon complying with Section 6(b) above, a participant shall have all the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d) Restrictions.    Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant’s legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

(e) Vesting of Restricted Stock.    The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

(f) Waiver, Deferral and Reinvestment of Dividends.    The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.    Unrestricted Stock Awards

(a) Grant or Sale of Unrestricted Stock.    The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b) Restrictions on Transfers.    The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8.    Performance Share Awards

Nature of Performance Shares.    A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares.

SECTION 9.    Stock Appreciation Rights

The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person (i) alone or (ii) simultaneously with the grant of a Stock Option and in conjunction therewith or in the alternative thereto. A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the “Request”), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash, or any combination of Stock and cash, as specified in the Request (but subject to the approval of the Committee in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate Fair Market Value equal to the product of (i) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right shall be exercised. Notwithstanding the foregoing, the Committee may specify at the time of grant of any Stock Appreciation Right that such Stock Appreciation Right may be exercisable solely for cash and not for Stock.

SECTION 10.    Termination of Stock Options and Stock Appreciation Rights

(a) Incentive Stock Options:

(i) Termination by Death.    If any participant’s employment by the Company and its Subsidiaries terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of two (2) years (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability or Normal Retirement.

(A) Any Incentive Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one (1) year (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B) Any Incentive Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(C) The Committee shall have sole authority and discretion to determine whether a participant’s employment has been terminated by reason of Disability or Normal Retirement.

(D) Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 10(b) for the exercise of an Incentive Stock Option shall extend such period for two (2) years from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

(iii) Termination for Cause.    If any participant’s employment by the Company and its Subsidiaries has been terminated for Cause, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of employment, or until the expiration of the stated term of the Option, if earlier.

(iv) Other Termination.    Unless otherwise determined by the Committee, if a participant’s employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of termination of employment, or until the expiration of the stated term of the Option, if earlier.

(b) Non-Statutory Stock Options and Stock Appreciation Rights.    Any Non-Statutory Stock Option or Stock Appreciation Right granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 11.    Tax Withholding

(a) Payment by Participant.    Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares.    A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 12.    Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; and

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 13.    Amendments and Termination

The board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. However, no such amendment, unless approved by the stockholders of the Company, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code.

SECTION 14.    Status of Plan

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 15.    Change of Control Provisions

(a) Upon the occurrence of a Change of Control as defined in this Section 15:

(i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, Restricted Stock Award, Performance Share Award or Stock Appreciation Right shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Committee may accelerate the time for exercise of, and waive all conditions and restrictions on, each unexercised and unexpired Stock Option, Restricted Stock Award, Performance Share Award and Stock Appreciation Right, effective upon a date prior or subsequent to the effective date of such Change of Control, specified by the Committee; or

(iii) each outstanding Stock Option, Restricted Stock Award, Performance Share Award and Stock Appreciation Right may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control.

(b) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person” becomes a “beneficial owner” (as such terms are defined in Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

SECTION 16.    General Provisions

(a) No Distribution; Compliance with Legal Requirements.    The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates.    Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 17.    Effective Date of Plan

The Plan shall become effective upon approval by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of stockholders.

SECTION 18.    Governing Law

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

*            *            *

CENTRA SOFTWARE, INC.

430 Bedford Street

Lexington, Massachusetts 02420

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2004

THIS PROXY IS BEING SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby constitute(s) and appoint(s) Leon Navickas, Paul R. Gudonis and Stephen A. Johnson, and each of them acting singly, as proxies of the undersigned, each with full power to appoint his substitute, and authorizes each of them, and each substitute so appointed, to represent and vote all shares of Common Stock of Centra Software, Inc. (the “Company”) held of record by the undersigned at the close of business on April 2, 2004 at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 27, 2004, at the offices of Foley Hoag LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210, beginning at 11:00 a.m. local time, and at any and all adjournments thereof. A stockholder wishing to vote in accordance with the recommendation of the board of directors need only sign and date this proxy and return it in the enclosed envelope.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 3 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Centra Software, Inc.

Dear Shareholder:

Please take note of the important information enclosed with this proxy ballot. The proposals which are discussed in detail in the enclosed proxy materials require your immediate attention and approval.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 27, 2004.

Thank you in advance for your prompt consideration of this matter.

Sincerely,

Centra Software, Inc.

Please Detach and Mail in the Envelope Provided

A ☒	Please mark your votes as in this example.

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL

BE VOTED “FOR” THE FOLLOWING ITEMS:

1.	(a) Election of	Nominees	FOR	WITHHELD
	Class II directors.	Paul R. Gudonis	☐	☐
		Ronald R. Benanto	☐	☐

FOR ALL NOMINEES EXCEPT AS NOTED BELOW:		FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	Amendment to the 1999 Stock Incentive Plan to increase the number of shares of common stock available for issuance by 800,000 to 7,900,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Ratification of selection of PricewaterhouseCoopers LLP as independent auditors	FOR ☐	AGAINST ☐	ABSTAIN ☐

RECORD DATE SHARES  ___________________

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and of the Proxy Statement relating thereto, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

HAS YOUR ADDRESS CHANGED?

DO YOU HAVE ANY COMMENTS?

Shareholder sign here                                                                        Co-owner sign here

Dated:  _____________ , 2004

Please be sure to sign and date this proxy. Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, each person must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should state his or her title.